Exhibit 99.1

Viper Energy Announces Pricing of Secondary Common Stock Offering by Diamondback Energy, Inc. and Certain Affiliates of EnCap Investments, L.P. and Oaktree Capital Management, L.P.

MIDLAND, Texas, March 2, 2026 (GLOBE NEWSWIRE) -- Viper Energy, Inc. (NASDAQ: VNOM) (“Viper”) announced today the pricing of an underwritten public offering of 17,391,304 shares of its Class A common stock, par value $0.000001 per share (“Class A Common Stock”) (the “Secondary Offering”), by Diamondback Energy, Inc. and certain affiliates of EnCap Investments, L.P. and Oaktree Capital Management, L.P. (the “Selling Stockholders”). The gross proceeds from the sale of the shares by the Selling Stockholders will be approximately $798 million. Viper will not receive any proceeds from the sale of the shares by the Selling Stockholders. The Secondary Offering is expected to close on March 4, 2026, subject to customary closing conditions.

Certain Selling Stockholders have also granted the underwriters a 30-day option to purchase up to an additional 2,608,696 shares of Class A Common Stock, solely to cover over-allotments.

In connection with the Secondary Offering, Viper has agreed to purchase an aggregate of 1,000,000 units in Viper’s operating company, VNOM Holding Company LLC, from certain affiliates of Oaktree Capital Management, L.P., at a price per unit equal to the price per share to be received by Selling Stockholders in the Secondary Offering (the “Concurrent OpCo Unit Purchase”). The Secondary Offering is not conditioned upon the completion of the Concurrent OpCo Unit Purchase, but the Concurrent OpCo Unit Purchase is conditioned upon the completion of the Secondary Offering.

Viper has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

J.P. Morgan and Goldman Sachs & Co. LLC are acting as joint book-running managers for the Secondary Offering. Copies of the prospectus and prospectus supplement for the Secondary Offering, when available, may be obtained from J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com and Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention: Prospectus Department, by telephone at (866) 471-2526 or by emailing prospectus_ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Viper Energy, Inc.

Viper is a publicly traded Delaware corporation that owns and acquires mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding the completion of the Secondary Offering and the Concurrent OpCo Unit Purchase, Viper’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Be cautioned that these forward-looking statements are subject to all of the risk and uncertainties, most of which are difficult to predict and many of which are beyond Viper’s control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, risks relating to acquisitions, including its consummation or the realization of the anticipated benefits and synergies therefrom. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in Viper’s filings with the SEC, including the prospectus and prospectus supplement relating to the offering, the Registration Statement, its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, under the caption “Risk Factors,” as may be updated from time to time in Viper’s periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Viper undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contacts:

Adam Lawlis

+1 432.221.7467

alawlis@diamondbackenergy.com

Chip Seale

+1 432.247.6218

cseale@viperenergy.com

Source: Viper Energy, Inc.

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